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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Registration Statement and Prospectus of Multi-Link Telecommunications, Inc. of our report dated February 13, 1998, relating to the financial statements of Multi-Link Telecommunications, Inc. (formerly Multi-Link Holdings, Inc.) contained in the Registration Statement, and to reference our firm under the caption "EXPERTS" in the Registration Statement.



James E. Scheifley & Associates, P.C.

April 19, 1999
Englewood, Colorado